Exhibit 99.1

For Immediate Release

Contact:                                              Joel S. Marcus

Chief Executive Officer

Alexandria Real Estate Equities, Inc.

(626) 578-9693

ALEXANDRIA REAL ESTATE EQUITIES, INC. ANNOUNCES

PUBLIC OFFERING OF SENIOR NOTES

PASADENA, CA. — July 9, 2014 — Alexandria Real Estate Equities, Inc. (NYSE:ARE) announced today that it is commencing an underwritten public offering, subject to market conditions, of senior notes.  J.P. Morgan Securities LLC, Barclays Capital Inc., and Goldman, Sachs & Co. will act as joint book-running managers in connection with the public offering.  The notes will be unsecured obligations of the Company and fully and unconditionally guaranteed by Alexandria Real Estate Equities, L.P., an indirectly, 100% owned subsidiary of the Company.

The Company intends to use the net proceeds from this offering for the partial prepayment of $100 million on its 2016 unsecured senior bank term loan and reduction of the outstanding balance on its unsecured senior line of credit.  The Company may then also borrow from time to time under its unsecured line of credit to provide funds for general working capital and other corporate purposes, including the repayment of debt and selective development or redevelopment of science and technology urban campus assets.

Alexandria Real Estate Equities, Inc., a self-administered and self-managed investment grade REIT, is the largest and leading REIT focused on Class A assets in collaborative science and technology campuses located in urban innovation clusters. Alexandria has established a market presence in locations including Greater Boston, the San Francisco Bay Area, New York City, Seattle, San Diego, Maryland, and Research Triangle Park.

The notes will be offered pursuant to an effective registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission.  This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s notes, nor shall there be any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the prospectus supplement relating to this offering, when available, may be obtained by contacting: J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk, or by calling: 212-834-4533 collect; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, E-mail:  barclaysprospectus@broadridge.com, Telephone:  1-888-603-5847; or Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, or by emailing prospectus-ny@ny.email.gs.com.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, without limitation, statements regarding the Company’s offering of notes and its intended use of the proceeds.  These forward-looking statements are based on the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur.  Actual results may differ materially from those contained in or implied by the Company’s forward-looking statements as a result of a variety of factors, including, without limitation, the risks and uncertainties detailed in its filings with the Securities and Exchange Commission.  All forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in the Company’s forward-looking statements, and risks and uncertainties to the Company’s business in general, please refer to the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

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